UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 5, 2013

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On June 5, 2013, the Board of Directors (the “Board”) of Legg Mason, Inc. (the “Company”) elected John V. Murphy and John H. Myers to serve, effective immediately, as independent directors of the Company, increasing the size of the Board from 14 to 16. Messrs. Murphy and Myers will serve as members of the class whose term expires at the 2013 Annual Meeting of Stockholders. Messrs. Murphy and Myers will be compensated as non-employee directors in accordance with the Company's non-employee director compensation policies and the Non-Employee Director Equity Plan as described in the Company's 2012 Proxy Statement.
Mr. Murphy is a former employee of Korn/Ferry International (“Korn/Ferry”), an executive search firm that the Board retained during fiscal year 2013 to help identify a Chief Executive Officer. Mr. Murphy worked on the engagement; however, the engagement had no effect on Mr. Murphy’s compensation from Korn/Ferry. In connection with that engagement, Legg Mason paid approximately $900,000 to Korn/Ferry for services provided in fiscal year 2013. Mr. Murphy left Korn/Ferry on December 31, 2012, prior to joining our Board.

The Board appointed Mr. Murphy to serve on the Company’s Audit and Compensation Committees and Mr. Myers to serve on the Company’s Nominating & Corporate Governance and Risk Committees.

A copy of the related press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                 Description

99	Press Release, dated June 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: June 6, 2013		Title:	Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

99	Press Release of Legg Mason, Inc. dated June 6, 2013